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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-38595, Registration Statement Form S-3 No. 333-37737 and related Prospectus, and Registration Statement Form S-8 No. 333-32907 of Alternative Living Services, Inc. of our report dated February 10, 1997, with respect to the consolidated financial statements of Sterling House Corporation included in Amendment No. 1 to the Joint Proxy Statement of Alternative Living Services, Inc. that is made a part of the Registration Statement and Prospectus (Form S-4 No. 333-34851) of Alternative Living Services, Inc. for the registration of shares of its common stock and which is incorporated by reference in this Current Report (Form 8-K/A) pertaining to the merger between Alternative Living Services, Inc. and Sterling House Corporation.

                                          ERNST & YOUNG LLP

Wichita, Kansas
November 5, 1997